Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of the 24th day of July, 2019, by and between GEMPHIRE THERAPEUTICS INC., a Delaware corporation (the “Company”) and STEVE GULLANS (the “Executive”)

RECITALS

The Company and the Executive entered into an Employment Agreement dated effective May 1, 2018  (the “Employment Agreement”).  The Company and the Executive now wish to amend the Employment Agreement as provided herein.

AGREEMENT

NOW, THEREFOR, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

1.         ADDITION OF A NEW SECTION 5(F) TO THE EMPLOYMENT AGREEMENT.  A new Section 5(f)  shall be added to the Employment Agreement to read as follows:

“(f)       If the Company completes a Change in Control with NeuroBo Pharmaceuticals, Inc. (a “NeuroBo Merger”) and: (i) the Company elects not to extend the Employment Period beyond the Initial Term or at the end of any Renewal Term; (ii) the Executive effects a Termination for Good Reason; or (iii) the Company terminates the Executive’s employment other than due to the Executive’s death, a Termination for Cause or a Termination due to a Disability, then in lieu of the benefits payable to the Executive pursuant to Section 5(a) above, provided that the Executive signs and delivers the Release at least seven (7) days prior the effective date of the NeuroBo Merger and does not subsequently revoke the Release prior to the effective date of the NeuroBo Merger, the Executive shall be entitled to the following benefits:

(i)         all of the shares subject to the Executive’s Restricted Stock Grant Notice and related Restricted Stock Agreement entered into by and between the Company and the Executive on July 24, 2019 shall fully vest on the effective date of the NeuroBo Merger; and

(ii)        the Company shall pay to the Executive:

(A)       in a lump sum in cash within thirty (30) days after the effective date of the NeuroBo Merger, an amount equal to $75,000,  subject to a reduction for withholding tax owing on payment of the cash and as a result of the issuance or vesting of restricted stock;  and

(B)       the Unconditional Entitlements.

For clarity, if Executive becomes eligible to receive payment of benefits under this Section 5(f), Executive will no longer be eligible to receive any benefits pursuant to Sections 3(c) and 5(a).”

2.         RESTRICTED STOCK AWARD.  In connection with the Executive entering into this Amendment, on the date of this Amendment, the Company shall issue to the Executive a restricted stock award for 300,000 shares of the Company’s common stock pursuant to the terms and conditions of a Restricted Stock Grant Notice, Restricted Stock Agreement and the related attachments (the “Restricted Stock Award”).

3.         SECTION 409A. This Amendment and all transactions in connection therewith are intended to be exempt from or in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), but under no circumstances shall the Company be liable for any tax, interest or penalty imposed on the employee or other detriment suffered by the employee under Section 409A or for any other adverse tax consequences to the employee resulting from this Amendment.

4.         CONSTRUCTION.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Employment Agreement.  The terms of this Amendment amend and modify the Employment Agreement as if fully set forth in the Employment Agreement.  If there is any conflict between the terms, conditions and obligations of this Amendment and the Employment Agreement, this Amendment’s terms, conditions and obligations shall control.  All other provisions of the Employment Agreement not specifically modified by this Amendment are preserved.  This Amendment may be executed in counterparts (including via facsimile,  .pdf or other electronic means of execution and delivery), each of which shall be deemed an original, and all of which together shall constitute one and the same document.

SIGNATURES OF THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

THE EXECUTIVE:	THE COMPANY:

GEMPHIRE THERAPEUTICS INC.

/s/ Steve Gullans	By:	/s/ Pedro Lichtinger
STEVE GULLANS	Name: Pedro Lichtinger
Title: Chair of the Compensation Committee

SIGNATURE PAGE TO

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT